                                EXHIBIT 3.3(f)

                    [STATE SEAL OF DELAWARE APPEARS HERE]

                        Office of Secretary of State

                               ---------------

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF ALTA SLITTING CORPORATION FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JULY, A.D. 1990, AT 3 O'CLOCK P.M.

                                           * * * * * * * * * *


                                       /s/ Michael Harkins
                                  -----------------------------------
                                  Michael Harkins, Secretary of State


[SEAL OF THE SECRETARY OF STATE OF DELAWARE APPEARS HERE]

730197018                         AUTHENTICATION:  *2728172
                                            DATE:  07/17/1990
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                        CERTIFICATE OF INCORPORATION

                                     OF

                          ALTA SLITTING CORPORATION

                                  * * * * *


     1. The name of the corporation is

                          ALTA SLITTING CORPORATION

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is Five Hundred (500) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Five Hundred Dollars ($500.00).
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     5.  The name and mailing address of each incorporator is as follows:

                 NAME                            MAILING ADDRESS
                 ----                            ---------------

              J. L. Austin                    Corporation Trust Center
                                              1209 Orange Street
                                              Wilmington, Delaware 19801

              M.C. Kinnamon                   Corporation Trust Center
                                              1209 Orange Street
                                              Wilmington, Delaware 19801

              T. L. Ford                      Corporation Trust Center
                                              1209 Orange Street
                                              Wilmington, Delaware 19801


     6.  The Corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

     8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of
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incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 16th day of July, 1990.


                                                /s/ J.L. Austin
                                                ------------------------------
                                                J.L. Austin

                                                /s/ M.C. Kinnamon
                                                ------------------------------
                                                M.C. Kinnamon

                                                /s/ T.L. Ford
                                                ------------------------------
                                                T.L. Ford